Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ENTERPRISE BANCORP, INC.
             (Exact name of registrant as specified in its charter)



                     Massachusetts                    04-3308902
          ------------------------------------- ----------------------
            (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)         Identification No.)

                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                                 (978) 459-9000
                                 --------------
                   (Address, including zip code and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            2003 Stock Incentive Plan
                            (Full title of the plan)

                  John P. Clancy, Jr., President and Treasurer
                            Enterprise Bancorp, Inc.
                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                                 (978) 459-9000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                             Stephen J. Coukos, Esq.
                              Edwards & Angell, LLP
                               101 Federal Street
                           Boston, Massachusetts 02110

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
        Title of Each Class              Amount to be       Proposed maximum       Proposed maximum       Amount of
   of Securities to be Registered       registered (1)     offering price per     aggregate offering     registration
                                                                unit (2)               price (2)             fee
-------------------------------------- ------------------- --------------------- ----------------------- --------------
    Common Stock,                           176,546              $13.05              $2,303,925.30         $186.39
    $.01 par value                          shares
=======================================================================================================================

 (1) Includes an indeterminate amount of additional securities that may be issued to adjust the number of shares issued pursuant to the 2003 Stock Incentive Plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Company's outstanding common stock.

 (2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h) based upon the book value of the Company's common stock as of March 31, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which Enterprise Bancorp, Inc. (the "Registrant" or the "Company") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 26, 2003.

        2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on July 16, 1996, including any amendments or reports filed for the purpose of updating such description.

        All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Company provide for the indemnification of each director, officer and employee against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company's Board of
Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each Indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the By-laws that has not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's By-laws to expand further the indemnification permitted to an Indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Articles of Organization of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed.

       Not applicable.


Item 8.  Exhibits.

Exhibit
Number     Description of Exhibit
------     ----------------------

4          Enterprise Bancorp, Inc. 2003 Stock Incentive Plan

5          Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1       Consent of KPMG LLP (independent auditors)

23.2       Consent of Edwards & Angell (included in Exhibit 5)

24 Power of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.

       (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                     [Remainder of Page Intentionally Blank]

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Enterprise Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 15th day of April, 2003.

                                        ENTERPRISE BANCORP, INC.


                                        By:   /s/  John P. Clancy, Jr.
                                            ------------------------------------
                                              John P. Clancy, Jr.
                                              President and Treasurer

     Each person whose signature appears below hereby constitutes and appoints George L. Duncan, Richard W. Main, Arnold S. Lerner and John P. Clancy. Jr., and each of them, acting singly, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of April, 2003.


Signature                                            Title


/s/  George L. Duncan                         Chairman, Chief Executive Officer
------------------------------------------    and Director (principal executive
George L. Duncan                              officer)


/s/  John P. Clancy, Jr.                      President and Treasurer
------------------------------------------    (principal financial officer)
John P. Clancy, Jr.


/s/  Joseph R. Lussier                        (principal accounting officer)
------------------------------------------
Joseph R. Lussier



/s/  Kenneth S. Ansin                         Director
------------------------------------------
Kenneth S. Ansin


/s/  Walter L. Armstrong                      Director
------------------------------------------
Walter L. Armstrong


/s/  Gerald G. Bousquet                       Director
------------------------------------------
Gerald G. Bousquet, M.D.


/s/  Kathleen M. Bradley                      Director
------------------------------------------
Kathleen M. Bradley


/s/  John R. Clementi                         Director
------------------------------------------
John R. Clementi


/s/  James F. Conway                          Director
------------------------------------------
James F. Conway, III


/s/  Carole A. Cowan                          Director
------------------------------------------
Carole A. Cowan


/s/  Nancy L. Donahue                         Director
------------------------------------------
Nancy L. Donahue


/s/  Lucy A. Flynn                            Director
------------------------------------------
Lucy A. Flynn


/s/  Eric W. Hanson                           Director
------------------------------------------
Eric W. Hanson


/s/  John P. Harrington                       Director
------------------------------------------
John P. Harrington


/s/  Arnold S. Lerner                         Director, Vice Chairman and Clerk
------------------------------------------
Arnold S. Lerner


/s/  Richard W. Main                          Director
------------------------------------------
Richard W. Main


/s/  Charles P. Sarantos                      Director
------------------------------------------
Charles P. Sarantos


/s/  Michael A. Spinelli                      Director
------------------------------------------
Michael A. Spinelli


/s/  Nickolas Stavropoulos                    Director
------------------------------------------
Nickolas Stavropoulos

                                INDEX TO EXHIBITS


Exhibit
Number          Description of Exhibit
------          ----------------------

4               Enterprise Bancorp, Inc. 2003 Stock Incentive Plan

5               Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1            Consent of KPMG (independent auditors)

23.2            Consent of Edwards & Angell (included in Exhibit 5)

24 Power of Attorney (included on signature pages to this Registration Statement)